Exhibit 99.1

One Corporate Center Rye, NY 10580-1422 t914.921.3700 GABELLI.COM

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Record Second Quarter Results
•	Assets under Management Record $40.5 Billion
•	Earnings Per Share increase to $1.09 per share from $0.57 per share, up 91%, Bolstered by a $0.40 Per Share Swing in Other Income
•	$99 million Debt Repaid May 15, 2013

Rye, New York, August 6, 2013 – GAMCO Investors, Inc. ("GAMCO") (NYSE: GBL) today reported its 2013 second quarter results including revenues of $92.3 million, net income of $27.9 million and earnings per diluted share of $1.09. On a comparable basis, revenues were $81.0 million, net income was $15.1 million, and earnings per diluted share were $0.57 in the second quarter of 2012.

Assets Under Management ("AUM") rose to a record $40.5 billion, up 1.0% from $40.1 billion at March 31, 2013 and up 13.5% from $35.7 billion at June 30, 2012.

Results for the first half of 2013 include revenues of $178.5 million, net income of $50.4 million and earnings per diluted share of $1.96, an increase of 33.3% from earnings of $1.47 in the first half of 2012.

Financial Highlights	Second Quarter			Year-to-date
($'s in 000's except AUM and per share data)	2013	2012	%D	2013		2012	%D

AUM - end of period (in millions)	$40,478	$35,662	13.5%	$40,478		$35,662	13.5%
AUM - average (in millions)	40,331	35,640	13.2	39,389		35,977	9.5

Revenues	92,290	81,024	13.9	178,471		162,773	9.6

Operating income before management fee	36,630	32,982	11.1	71,337		64,178	11.2
Operating margin before management fee	39.7%	40.7%		40.0%		39.4%

Operating income after management fee	31,784	30,367	4.7	62,511		57,379	8.9
Operating margin after management fee	34.4%	37.5%		35.0%		35.3%

Other income/(expense), net	11,852	(6,818)		17,000	(a)	3,892

Net income	27,893	15,105	84.7	50,438		38,941	29.5
Net income per share	$1.09	$0.57	91.2%	$1.96	(a)	$1.47	33.3%

Shares outstanding at June 30	25,630	26,631		25,630		26,631
(a) Includes $5.0 million pre-tax or $0.11 per fully diluted share charge in the first quarter for shareholder-designated charitable contribution program.

Assets Under Management

Our second quarter 2013 net inflows were $240 million, market appreciation totaled $293 million and Fund distributions (net of reinvestments) were $145 million.  This compares with net inflows of $498 million, market appreciation of $3.3 billion and Fund distributions of $145 million in the first quarter and net inflows of $111 million, market depreciation of $1.0 billion and Fund distributions of $109 million in the second quarter of 2012.

During the quarter total firm AUM increased $388 million to a record $40.5 billion at June 30, 2013 driven largely by net inflows of $417 million into our open-end equity funds. Open-end equity funds totaled $14.2 billion, 2.7% ahead of the previous quarter end AUM and 13.5% higher than the year ago period end.

Institutional and private wealth management business ended the quarter with $17.3 billion in AUM, 1.6% ahead of the March 2013 quarter end and 19.4% above the comparable 2012 quarter end.

Net inflows during the first six months of 2013 were $738 million, market appreciation totaled $3.6 billion and Fund distributions, net of reinvestments, were $290 million.  This compares with net inflows of $466 million, market appreciation of $1.3 billion and Fund distributions of $217 million in the first half of 2012.

Revenues

Investment advisory and incentive fees were $77.4 million in the second quarter of 2013, an increase of $10.2 million or 15.2% from the comparable 2012 quarter. Revenues were generally driven by growth in average AUM in our open- and closed-end funds, higher billable assets in our institutional and private wealth management accounts and an increase in incentive fees earned.  Average AUM in the open-end equity funds were $14.1 billion, an increase of 12.8% from $12.5 billion in the comparable 2012 quarter.  Average AUM in the institutional and private wealth management accounts were $17.1 billion, 17.7% higher than the prior year period.  Incentive fees earned during the 2013 quarter totaled $2.1 million versus $1.1 million in the second quarter of 2012.

Revenues from the distribution of our open-end funds and other income were $12.5 million for the second quarter 2013, an increase of $1.5 million or 13.8% from the prior year quarter of $11.0 million.

Our institutional research services generated revenues of $2.3 million in the second quarter 2013, down 17.2% from the $2.8 million in the prior year period.

Operating Income

Operating income before management fee was $36.6 million in the second quarter 2013 versus $33.0 million in the second quarter 2012.  For the second quarter 2013, the operating margin before management fee was 39.7% versus 40.7% in the second quarter of 2012.  Management believes evaluating operating income before management fee is an important measure in analyzing the Company's operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Operating income, which is net of management fee expense, was $31.8 million in the second quarter of 2013 versus $30.4 million in the prior year period, an increase of $1.4 million, or 4.6%.  The operating margin was 34.4% in the second quarter of 2013 versus 37.5% in the comparable prior year period.  Higher distribution costs related to increased sales through third party brokers and higher client services expense and regulatory costs impacted the 2013 quarter, partially offset by lower stock compensation costs and lower expense reimbursements for certain mutual funds resulting from increased levels of AUM.

Other income (expense)

Other income/(expense), net, was $11.9 million, or $0.26 per diluted share, in the 2013 quarter versus an expense of ($6.8) million, or ($0.14) per diluted share, in the second quarter of 2012.  Gains from investments in mutual funds, alternative products and proprietary accounts were $12.1 million in the 2013 quarter versus losses of ($4.2) million in the second quarter of 2012. Included in the 2013 trading profits is $9.6 million, or $0.21 per diluted share, of gains from the sale of available for sale securities. Dividend and interest income totaled $2.5 million up from $1.8 million in the prior year period.  Interest expense was $2.8 million in the 2013 second quarter, $1.6 million lower than the prior year quarter due to the third quarter 2012 repurchase of $64.1 million (face value) in 0% debentures through a tender offer as well as the $99 million of 5.5% senior notes which matured on May 15, 2013.

Income Taxes

The effective tax rate for the quarter ended June 30, 2013 was 36.0% compared to the 2012 quarter effective tax rate of 36.9%.

Business and Investment Highlights

-
In June 2013, the Gabelli Global Utility & Income Trust completed a rights offering in which the fund issued 1 million shares of common stock and 1 million shares of Series A Cumulative Puttable and Callable Preferred Shares totaling approximately $70 million.  In the offering, the fund's existing common shareholders received one transferrable right (the "Right") for each share of common stock held on the record date.  The Rights entitled holders to purchase one common share and one share of Series A Preferred by submitting three Rights plus $68.50.  The offering was greatly over-subscribed.

-	The Gabelli Healthcare & WellnessRx Trust commenced a rights offering of $33 million which was completed in July and heavily oversubscribed.

-
In the May 27, 2013 issue of Pensions & Investments Report on the Largest Money Managers-Worldwide Institutional Assets Under Management GAMCO was ranked #175 for the year ended December 31, 2012 and #182 for the year ended December 31, 2011.

-
Our "In the News" and "On the Air" section of our website features interviews with Portfolio Managers including Barbara Marcin, Howard Ward, Chris Marangi, Jeff Jonas, Kevin Dreyer, and Caesar Bryan as they address world markets, industries, and specific stocks.  Please visit the Gabelli website at www.gabelli.com/inthenews.html.

-
In May 2013, the GAMCO Global Gold, Natural Resources & Income Trust completed an offering of 4 million 5.0% Series B Cumulative Preferred Shares valued at $100 million.  The Series B Preferred is a perpetual preferred rated "A1" by Moody's Investor Service, Inc. and is non-callable for five years.

-	In May 2013, G.research, Inc. hosted its 7th annual Omaha research trip in conjunction with the Berkshire Hathaway Annual Meeting as well as its 5th annual Movie & Entertainment Conference.

-	On May 15, 2013 we repaid the remaining $99 million of outstanding 5.5% senior notes originally issued in May 2003.

Balance Sheet - $590.1 million of Cash and Investments at Quarter End

We ended the quarter with cash and investments of $590.1 million, debt of $117.0 million ($120.5 million face value) and equity attributable to GAMCO shareholders of $408.4 million.  We have $400 million available on our universal shelf registration which provides us with the flexibility to issue any combination of senior and subordinated debt securities, convertible debt securities and common and preferred equity.  Together with earnings from operations, the shelf provides us with opportunities to do acquisitions, lift-outs, seed new investment strategies, co-invest as well as shareholder compensation including share repurchase and dividends.

Shareholder Compensation

During the first half of 2013 we returned $8.9 million of our earnings to shareholders through dividends and stock repurchases.  We repurchased 118,402 shares at an average price of $52.99 per share through our stock buyback program, for a total investment of $6.3 million. We also returned $2.6 million in regular quarterly cash dividends of $0.10 per share.

On August 6, 2013 GAMCO's Board of Directors increased its quarterly dividend by 20% to $0.06 per share payable on September 24, 2013 to its Class A and Class B shareholders of record on September 10, 2013.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the "Company") as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company's proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VII.

B.
Operating income before management fee expense per share and other income, net per share are used by management for purposes of evaluating its business operations.  We believe this measure is useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The positive swing of $0.40 per fully diluted share is derived by making certain necessary adjustments, as shown in the table below, to arrive at a net impact for each period and then calculating the difference.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share, is provided below.

	2nd Quarter		YTD June
	2013	2012	2013	2012
Operating income before management fee	$36,630	$32,982	$71,337	$64,178
Management fee expense	(3,667)	(3,297)	(7,126)	(6,410)
Tax expense	(11,878)	(10,949)	(23,354)	(21,159)
Noncontrolling interest expense	91	77	177	185
Operating income (after management fee and taxes)	21,176	18,813	41,034	36,794
Per fully diluted share	$0.83	$0.71	$1.59	$1.39

Other income/(expense), net	$11,852	$(6,818)	$17,000	$3,892
Management fee (expense)/benefit	(1,179)	682	(1,700)	(389)
Tax (expense)/benefit	(3,846)	2,263	(5,565)	(1,283)
Noncontrolling interest (expense)/benefit	(110)	165	(331)	(73)
Other income/(expense), net (after management fee and taxes)	$6,717	$(3,708)	$9,404	$2,147
Per fully diluted share	$0.26	$(0.14)	$0.37	$0.08

Net income per fully diluted share	$1.09	$0.57	$1.96	$1.47
Diluted weighted average shares outstanding	25,689	26,426	25,723	26,501

C.	Shareholder-designated charitable contribution program expense, net of management fee and tax benefit, per diluted share:

YTD
(in thousands, except per share data)	2013
Shareholder-designated charitable contribution program	$5,000
Management fee and tax benefit	2,156
Net loss	$2,844

Shareholder-designated charitable contribution program charge per share	$0.11
Diluted weighted average shares outstanding	25,723

D.	Realized gains from sales of available for sale securities, net of management fee and tax benefit, per diluted share:

	2nd Quarter	YTD
(in thousands, except per share data)	2013	2013
Realized gains from sales of available for sale securities	$9,576	$9,576
Management fee and tax benefit	4,146	4,146
Net gain	$5,430	$5,430

Realized gains from sales of available for sale securities per share	$0.21	$0.21
Diluted weighted average shares outstanding	25,689	25,723

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 2nd Quarter 2013
				Fund
		Market		distributions,
	March 31,	appreciation/	Net cash	net of	June 30,
	2013	(depreciation)	flows	reinvestments	2013
Equities:
Open-end Funds	$13,813	$(11)	$417	$(31)	$14,188
Closed-end Funds	6,557	(128)	94	(114)	6,409
Institutional & PWM - direct	13,690	358	21	-	14,069
Institutional & PWM - sub-advisory	3,299	69	(183)	-	3,185
Investment Partnerships	796	5	(23)	-	778
SICAV (a)	113	-	(20)	-	93
Total Equities	38,268	293	306	(145)	38,722
Fixed Income:
Money-Market Fund	1,758	-	(69)	-	1,689
Institutional & PWM	64	-	3	-	67
Total Fixed Income	1,822	-	(66)	-	1,756
Total Assets Under Management	$40,090	$293	$240	$(145)	$40,478

The Company reported Assets Under Management as follows (in millions):

Table II: Fund Flows - Six months ended June 30, 2013
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	June 30,
	2012	(depreciation)	flows	reinvestments	2013
Equities:
Open-end Funds	$12,502	$1,129	$619	$(62)	$14,188
Closed-end Funds	6,288	253	96	(228)	6,409
Institutional & PWM - direct	12,030	1,843	196	-	14,069
Institutional & PWM - sub-advisory	2,924	385	(124)	-	3,185
Investment Partnerships	801	13	(36)	-	778
SICAV (a)	119	2	(28)	-	93
Total Equities	34,664	3,625	723	(290)	38,722
Fixed Income:
Money-Market Fund	1,681	-	8	-	1,689
Institutional & PWM	60	-	7	-	67
Total Fixed Income	1,741	-	15	-	1,756
Total Assets Under Management	$36,405	$3,625	$738	$(290)	$40,478

Table III: Assets Under Management
	June 30,	June 30,	%
	2012	2013	Inc.(Dec.)
Equities:
Open-end Funds	$12,496	$14,188	13.5%
Closed-end Funds	5,860	6,409	9.4
Institutional & PWM - direct	11,655	14,069	20.7
Institutional & PWM - sub-advisory	2,788	3,185	14.2
Investment Partnerships	781	778	(0.4)
SICAV (a)	126	93	(26.2)
Total Equities	33,706	38,722	14.9
Fixed Income:
Money-Market Fund	1,893	1,689	(10.8)
Institutional & PWM	63	67	6.3
Total Fixed Income	1,956	1,756	(10.2)
Total Assets Under Management	$35,662	$40,478	13.5%

Table IV: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	6/12	9/12	12/12	3/13	6/13	6/12	3/13
Equities:
Open-end Funds	$12,496	$12,758	$12,502	$13,813	$14,188	13.5%	2.7%
Closed-end Funds	5,860	6,365	6,288	6,557	6,409	9.4	(2.3)
Institutional & PWM - direct	11,655	12,189	12,030	13,690	14,069	20.7	2.8
Institutional & PWM - sub-advisory	2,788	2,912	2,924	3,299	3,185	14.2	(3.5)
Investment Partnerships	781	785	801	796	778	(0.4)	(2.3)
SICAV (a)	126	121	119	113	93	(26.2)	(17.7)
Total Equities	33,706	35,130	34,664	38,268	38,722	14.9	1.2
Fixed Income:
Money-Market Fund	1,893	1,752	1,681	1,758	1,689	(10.8)	(3.9)
Institutional & PWM	63	63	60	64	67	6.3	4.7
Total Fixed Income	1,956	1,815	1,741	1,822	1,756	(10.2)	(3.6)
Total Assets Under Management	$35,662	$36,945	$36,405	$40,090	$40,478	13.5%	1.0%

(a) Includes $101 million, $102 million, $104 million, $99 million and $90 million of proprietary seed capital at June 30, 2012,
September 30, 2012, December 31, 2012, March 31, 2013 and June 30, 2013, respectively.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended June 30,
			% Inc.
	2013	2012	(Dec.)

Investment advisory and incentive fees	$77,443	$67,210	15.2%
Distribution fees and other income	12,522	11,006	13.8
Institutional research services	2,325	2,808	(17.2)
Total revenues	92,290	81,024	13.9

Compensation costs	37,759	32,921	14.7
Distribution costs	11,871	10,012	18.6
Other operating expenses	6,030	5,109	18.0
Total expenses	55,660	48,042	15.9

Operating income before management fee	36,630	32,982	11.1

Investment income/(loss)	14,648	(2,389)
Interest expense	(2,796)	(4,429)
Other income/(expense), net	11,852	(6,818)

Income before management fee and income taxes	48,482	26,164	85.3
Management fee expense	4,846	2,615
Income before income taxes	43,636	23,549	85.3
Income tax expense	15,724	8,686
Net income	27,912	14,863	87.8
Net income/(loss) attributable to noncontrolling interests	19	(242)
Net income attributable to GAMCO Investors, Inc.	$27,893	$15,105	84.7

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.09	$0.58	87.9

Diluted	$1.09	$0.57	91.2

Weighted average shares outstanding:
Basic	25,679	26,258	(2.2)

Diluted	25,689	26,426	(2.8)

Actual shares outstanding (a)	25,630	26,631	(3.8%)

Notes:
(a) Includes 0 and 373,500 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 11.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
			% Inc.
	2013	2012	(Dec.)

Investment advisory and incentive fees	$150,050	$134,993	11.2%
Distribution fees and other income	23,875	22,629	5.5
Institutional research services	4,546	5,151	(11.7)
Total revenues	178,471	162,773	9.6

Compensation costs	73,411	67,475	8.8
Distribution costs	22,881	20,189	13.3
Other operating expenses	10,842	10,931	(0.8)
Total expenses	107,134	98,595	8.7

Operating income before management fee	71,337	64,178	11.2

Investment income	28,284	12,725
Interest expense	(6,284)	(8,833)
Shareholder-designated contribution	(5,000)	-
Other income, net	17,000	3,892

Income before management fee and income taxes	88,337	68,070	29.8
Management fee expense	8,826	6,799
Income before income taxes	79,511	61,271	29.8
Income tax expense	28,919	22,442
Net income	50,592	38,829	30.3
Net income attributable to noncontrolling interests	154	(112)
Net income attributable to GAMCO Investors, Inc.	$50,438	$38,941	29.5

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.96	$1.48	32.4

Diluted	$1.96	$1.47	33.3

Weighted average shares outstanding:
Basic	25,710	26,338	(2.4)

Diluted	25,723	26,501	(2.9)

Actual shares outstanding (a)	25,630	26,631	(3.8%)

Notes:
(a) Includes 0 and 373,500 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 11.

Table VII
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2013			2012
	1st	2nd	YTD	1st	2nd	YTD	3rd		4th
	Quarter	Quarter	2013	Quarter	Quarter	2012	Quarter		Quarter		Full Year
Income Statement Data:

Revenues	$86,181	$92,290	$178,471	$81,749	$81,024	$162,773	$82,231		$99,277		$344,281

Expenses	51,474	55,660	107,134	50,553	48,042	98,595	50,163		71,375	(a)	220,133

Operating income before
management fee	34,707	36,630	71,337	31,196	32,982	64,178	32,068		27,902		124,148

Investment income/(loss)	13,636	14,648	28,284	15,114	(2,389)	12,725	2,140	(b)	7,220		22,085
Interest expense	(3,488)	(2,796)	(6,284)	(4,404)	(4,429)	(8,833)	(3,586)		(3,480)		(15,899)
Shareholder-designated contribution	(5,000)	-	(5,000)	-	-	-	-		-		-
Other income/(expense), net	5,148	11,852	17,000	10,710	(6,818)	3,892	(1,446)		3,740		6,186

Income before management
fee and income taxes	39,855	48,482	88,337	41,906	26,164	68,070	30,622		31,642		130,334
Management fee expense	3,980	4,846	8,826	4,184	2,615	6,799	3,056		3,163		13,018
Income before income taxes	35,875	43,636	79,511	37,722	23,549	61,271	27,566		28,479		117,316
Income tax expense	13,195	15,724	28,919	13,756	8,686	22,442	8,467		10,812		41,721
Net income	22,680	27,912	50,592	23,966	14,863	38,829	19,099		17,667		75,595
Net income/(loss) attributable
to noncontrolling interests	135	19	154	130	(242)	(112)	95		73		56
Net income attributable to
GAMCO Investors, Inc.	$22,545	$27,893	$50,438	$23,836	$15,105	$38,941	$19,004		$17,594		$75,539

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.88	$1.09	$1.96	$0.90	$0.58	$1.48	$0.72		$0.67		$2.87

Diluted	$0.88	$1.09	$1.96	$0.90	$0.57	$1.47	$0.72		$0.67		$2.86

Weighted average shares outstanding:
Basic	25,742	25,679	25,710	26,415	26,258	26,338	26,250		26,208		26,283

Diluted	25,758	25,689	25,723	26,533	26,426	26,501	26,439		26,305		26,436
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$34,707	$36,630	$71,337	$31,196	$32,982	$64,178	$32,068		$27,902		$124,148
Deduct: management fee expense	3,980	4,846	8,826	4,184	2,615	6,799	3,056		3,163		13,018
Operating income	$30,727	$31,784	$62,511	$27,012	$30,367	$57,379	$29,012		$24,739		$111,130

Operating margin before
management fee	40.3%	39.7%	40.0%	38.2%	40.7%	39.4%	39.0%		28.1%		36.1%
Operating margin after
management fee	35.7%	34.4%	35.0%	33.0%	37.5%	35.3%	35.3%		24.9%		32.3%

(a) Includes $10.1 million in expenses from the acceleration of RSAs.
(b) Includes $6.3 million loss on extinguishment of $64.6 million (face value) of 0% Subordinated Debentures.

Table VIII
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	June 30,	December 31,	June 30,
	2013	2012	2012

ASSETS

Cash and cash equivalents	$222,776	$190,608	$324,440
Investments (a)	367,315	378,263	411,310
Receivable from brokers	39,669	50,655	41,513
Other receivables	35,722	52,600	32,847
Income tax receivable	413	1,014	402
Other assets	17,606	17,589	16,218

Total assets	$683,501	$690,729	$826,730

LIABILITIES AND EQUITY

Payable to brokers	$14,986	$14,346	$20,113
Income taxes payable and deferred tax liabilities	27,864	25,394	12,846
Compensation payable	59,643	10,535	28,985
Securities sold short, not yet purchased	7,598	3,136	7,010
Accrued expenses and other liabilities	38,170	32,656	36,006
Sub-total	148,261	86,067	104,960

5.5% Senior notes (repaid May 15, 2013)	-	99,000	99,000
5.875% Senior notes (due June 1, 2021)	100,000	100,000	100,000
0% Subordinated Debentures (due December 31, 2015) (b)	17,028	17,366	66,598
Total debt	117,028	216,366	265,598
Total liabilities	265,289	302,433	370,558

Redeemable noncontrolling interests	7,021	17,362	26,162

GAMCO Investors, Inc.'s stockholders' equity	408,413	367,608	426,659
Noncontrolling interests	2,778	3,326	3,351
Total equity	411,191	370,934	430,010

Total liabilities and equity	$683,501	$690,729	$826,730

(a) Includes investments in sponsored registered investment companies of $52.3 million, $61.9 million and $59.6 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $20.5 million, $86.3 million and $86.3 million, respectively.